EXHIBIT 10.45




                      FORM OF BONUS COMPENSATION AGREEMENT

THIS document sets forth an agreement made and entered into effective as of the --------------------, by and between,

E*Comnetrix, Inc., a company duly incorporated under the Canadian Business Corporation Act, having its registered office at 1100-1055 West Hastings St., Vancouver, British Columbia, V6E 2E9, ("ECOM"), and

----------------------------------------------------- ("Employee")

WHEREAS:

a. ECOM is a reporting issuer whose shares are listed for trading on the NASD Over the Counter Bulletin Board; and

b. ECOM wishes to compensate Employee for the performance of services as function of ECOM's stock price performance;

NOW THEREFORE, in consideration of the covenants and agreements herein and the payment of $1 made by each party to the other, and good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

1.  COMPENSATION

1.01 ECOM agrees that, if the closing bid price as quoted on the NASD Over the Counter Bulletin Board or other recognized U.S. Stock Exchange for ECOM's common stock should meet or exceed the following price thresholds on or before the following dates (the "Event Date") then ECOM will pay to employee compensation (the "Bonus") as follows:

a. closing bid price of -------- on or before -------------------- a Bonus of ---------- US dollars ($------------------- US), and

b. closing bid price of -------- on or before -------------------- a Bonus of ---------- US dollars ($------------------- US), and

c. closing bid price of -------- on or before -------------------- a Bonus of ---------- US dollars ($------------------- US), and

d. closing bid price of -------- on or before -------------------- a Bonus of ---------- US dollars ($------------------- US), and

1.02  All compensation hereunder shall be paid by ECOM in the form of cash.

1.03 All compensation hereunder shall be in addition to employees other compensation agreements with ECOM or its subsidiaries.

1.04 Employee acknowledges that all Bonuses paid are subject to applicable tax withholdings.

1.05 Notwithstanding any other provision contained herein, ECOM shall have no obligation to pay any Bonus if Employee ceases to be employed by ECOM or its subsidiaries and if an Event Date passes without a Bonus becoming due to Employee then Employee will be entitled to no compensation or remuneration with respect to that Event Date.

2.  TERM OF AGREEMENT

2.01 This Agreement shall terminate at the earlier of a) Employee ceasing to be an employed by ECOM or its subsidiaries or b) -------------------.

3.  INDEMNIFICATION

3.01 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS OR SOURCES, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER.

4.  MISCELLANEOUS

4.01 Each party is responsible for obtaining its own tax and legal advise relating to this Agreement and ECOM and Finder represent and warrant that they have been mutually advised of their right to seek legal counsel of their own choosing in connection with the negotiation and execution of this Agreement.

4.02 The terms and provisions herein contained constitute the entire agreement between the parties and supersede all previous oral or written communications.

4.03 This Agreement will be governed by, construed and enforced in accordance with the laws of the state of California and the parties hereto submit and attorn to the exclusive jurisdiction of the courts of the state of California.

4.04 In the event any provision of this Agreement shall be held for any reason to be invalid, illegal or unenforceable, such provision shall be deemed amended or deleted only to the extent necessary to bring it within the requirements of the law, and shall not affect the validity of the remaining provisions hereof.

4.05 The prevailing party in any court action over this Agreement shall be entitled to recover from the other party its' attorneys fees, costs and expenses in connection therewith, or on any appeal therefrom.

4.06 ECOM and Finder represent and warrant to each other that they are free to enter into this Agreement and that they do not have any other obligations which may conflict with this Agreement.

4.07 This Agreement shall be binding upon ECOM and its successors and assigns and shall inure to Finders benefit and to the benefit of Finder's successors and assigns.



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4.08 This Agreement may be executed in as many  counterparts as may be necessary and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as of the day and year first above written.

IN WITNESS WHEREOF this agreement has been executed as of the day and year first above written.

E*Comnetrix, Inc.


--------------------------                   --------------------------
------------------                           -----------------------
President                                    Employee